The Annual Meeting ("the "Annual
Meeting") of the stockholders of
Investors Research Fund

The Annual Meeting of the
stockholders of Investors Research
Fund (the "Fund") was held on
March 27, 2001, at 10:30 a.m.
local time at the Fund's offices
located at 11111 Santa Monica
Boulevard, Suite 820, Los
Angeles, California, for the
following purposes:

  1. To approve a plan to
  reorganize the Fund into
  Investors Research Fund, a
  Delaware business trust;
  2. To approve certain changes in
  the fundamental investment
  restrictions of the Fund that
  would (a) permit the Fund to
  invest in companies that have
  been in continuous operation
  for less than three years, (b)
  permit the Fund to purchase
  securities of other investment
  companies as permitted by the
  Investment Company Act of
  1940, and (c) permit the Fund
  to accept appropriate portfolio
  securities for the sale of Fund
  shares;
  3. To approve a new investment
  advisory agreement between
  the Fund and the Fund's
  Investment Adviser, Westcap
  Investors, LLC, providing for
  a different method of
  calculating the investment
  advisory fee (which remains
  the same);
  4. To elect a Board of Directors
  to serve until the next annual
  meeting of stockholders and
  until their successors are
  elected and qualified;
  5. To ratify the selection of Ernst
  & Young, LLP as the
  independent public
  accountants to be employed
  by the Fund for its current
  fiscal year;



                        For
  Against        Abstain

1. Approve an Agreement and Plan of
Reorganization        2,595,73
9 85,187         29,672
2a. Invest in companies in operation
for less than three years
  2,490,372 186,674
       33,551
2b. Purchase securities of other
investment companies
  2,585,793 94,875
       29,925
2c. Accept appropriate portfolio
securities for sale of Fund shares
  2,562,200 118,243
       30,151
3. Approve new investment advisory
agreement
  2,646,750 48,126
       37,303
4a. Glenn C. Weirick

  2,615,089 88,922
       28,172
4b. Richard P. Chernick

  2,615,089 88,922
       28,172
4c. Hugh J. Haferkamp

  2,615,089 88,922
       28,172
4d. Leonard S. Jarrott

  2,618,127 85,882
       28,172
4e. William J. Nasif

  2,618,127 85,882
       28,172
4f. Mark Schniepp

  2,596,439 107,570
       28,172
4g. Harry P. Gelles
            2,615,05
8 88,953         28,172
4h. Michael A. Marshall

  2,615,089 88,922
       28,172
4i. Dan B. Secord

  2,618,127 85,882
       28,172
5. Ratification of Independent Auditor
            2,646,75
0 48,226         37,303